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                                                                   EXHIBIT 10.16


                              TERMINATION AGREEMENT

This Termination Agreement (this "Agreement") is made and entered into by and between FTP Software, Inc., a Massachusetts corporation (the "Company"), and Douglas F. Flood ("Employee") as of June 13, 1998.

WHEREAS, NetManage, Inc., a Delaware corporation ("NetManage"), Amanda Acquisition Corp., a Massachusetts corporation ("Merger Sub"), and the Company intend to enter into an Agreement and Plan of Reorganization (the
"Reorganization Agreement") pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of NetManage (the "Merger"); and

WHEREAS, the Company and Employee are parties to an Amended and Restated Employment Agreement dated as of December 12, 1997 (the "Employment Agreement"); and

WHEREAS, the Reorganization Agreement provides that it is a condition to the Merger that Employee have entered into an agreement with respect to the amount of severance payable to Employee in connection with the termination of his employment under certain circumstances and with respect to certain restrictions on the activities of Employee following the termination of his employment;

NOW, THEREFORE, in consideration of the premises and the mutual promises, terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:

1. TERMINATION OF EMPLOYMENT. The Company and Employee hereby agree that Employee's employment with the Company and its subsidiaries is hereby terminated effective as of August 31, 1998, PROVIDED, that if Employee desires to resign from the Company prior to August 31, 1998, Employee shall so notify the Chief Executive Officer of the Company in writing, the Company shall consider such requested early resignation in good faith, and the Company and Employee shall use all reasonable efforts to agree on such earlier resignation date. As used herein, the term "Resignation Date" shall mean the earlier of (a) August 31, 1998 or (b) such earlier resignation date as the parties hereto may mutually agree upon pursuant to the proviso set forth in the immediately preceding sentence.

2. PAYMENT. In consideration of Employee's resignation pursuant to Section 1 hereof, the Company shall (a) pay Employee, in cash and one lump sum, within ten
(10) days following the Resignation Date, provided that Employee executes a release of claims in the form attached hereto and marked "A" and does not revoke the same within the period stated in such release, the sum of $354,000 and (b) pay the full cost of Employee's continued participation in the Company's group health and dental insurance plans for so long as Employee remains entitled to continue such participation under COBRA or any successor law and the applicable plan terms. Such payments shall be in full satisfaction of any and all payments to or on behalf of Employee that may otherwise be required pursuant to Section 5 of the Employment Agreement and shall likewise discharge and release any and all claims by Employee against the Company. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

3. RESTRICTED ACTIVITIES. In consideration of the terms of this Agreement, Employee agrees that some restrictions on Employee's activities during and after employment are necessary to protect the goodwill, confidential information and other legitimate interests of the Company, NetManage and their respective
Affiliates:

     a. Employee hereby acknowledges that the activities carried on by the Company, NetManage and their respective Affiliates have worldwide business and commercial implications for the Company, NetManage and their respective Affiliates, without geographic limit. In consideration of the payments set forth herein, Employee agrees that during the Non-Compete Period (as defined below) he shall not, other than on behalf of NetManage or the Company, directly or indirectly, without the prior written consent of NetManage: (i) engage in, anywhere in the jurisdictions in which the Company, NetManage and their respective Affiliates and resellers conduct business (the "Restricted Area"), whether as an employee, agent, consultant, advisor, independent contractor, proprietor,






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partner, officer, director or otherwise, or have any ownership interest in
(except for ownership of one percent (1%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any firm, partnership, corporation, entity or business that is primarily engaged in a Competing Business Purpose (as defined below); or (ii) interfere with the business of the Company or NetManage or approach, contact or solicit the Company's or NetManage's customers in connection with a Competing Business Purpose. "Competing Business Purpose" means the design, development, marketing, sale or support of software products the primary function of which is to connect personal computers to information located on corporate mainframe, midrange and UNIX computers. "Noncompete Period" means the period of employment of Employee by the Company or NetManage and continuing for a period of 18 months thereafter.

     b. Employee agrees that during the Non-Compete Period he shall not, directly or indirectly, without the prior written consent of NetManage, solicit, encourage or take any other action which is intended to induce any employee of NetManage or the Company to terminate his or her employment with NetManage or the Company.

4. EFFECT ON EMPLOYMENT AGREEMENT. The parties hereto hereby agree that the Employment Agreement shall continue in full force and effect EXCEPT for the following provisions, all of which are hereby superseded in their entireties by the terms of this Agreement: Section 2, Section 5.d, Section 5.e, Section 5.f,
Section 5.g, Section 7 (all references in the Employment Agreement to Section 7 thereof hereafter being deemed to be references to Section 3 of this Agreement),
Section 16 and the form of Release of Claims attached as "A" to the Employment Agreement. The parties hereto hereby acknowledge that Employee's Base Salary as of the date hereof is $200,000 per year and agree that no adjustments to Employee's Base Salary shall be made during the term of this Agreement.

5. SEVERABILITY. The terms of this Agreement are severable. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

6. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, or by recognized overnight courier and addressed to Employee at Employee's last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chairman, or to such other address as either party may specify by written notice to the other actually received.

7. ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement, the Employment Agreement (except as otherwise provided in Section 4 above) and the Confidentiality and Inventions Agreement (as defined in the Employment Agreement) constitute the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument signed by Employee and by an expressly authorized representative of the Company. Employee and the Company agree that their respective rights and remedies against the other are cumulative and that they may be exercised singularly or collectively, successively or concurrently. A waiver of any violation or failure to enforce any provision of this Agreement shall not constitute a waiver of any rights under this Agreement with respect to any other or continued violation of any provision of this Agreement. Any waiver shall be enforceable only if in writing and signed by an expressly authorized representative of the Company and by Employee.

8. HEADINGS, REFERENCES AND COUNTERPARTS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. References in this Agreement to Sections are references to the specified Sections of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.



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9.   GOVERNING LAW. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, USA, without regard to the conflict of laws principles thereof. Employee and the Company consent to the exclusive jurisdiction of the state and federal courts of the Commonwealth of Massachusetts, USA.


EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ AND CONSIDERED ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING THE RESTRAINTS IMPOSED UPON EMPLOYEE PURSUANT TO SECTION 3. EMPLOYEE AGREES THAT SAID RESTRAINTS ARE NECESSARY FOR THE REASONABLE AND PROPER PROTECTION OF THE COMPANY, NETMANAGE AND THEIR RESPECTIVE AFFILIATES AND THAT EACH AND EVERY ONE OF THE RESTRAINTS IS REASONABLE IN RESPECT TO SUBJECT MATTER, LENGTH OF TIME AND GEOGRAPHIC AREA.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Employee, as of the date first above written.

EMPLOYEE:                          FTP SOFTWARE, INC.


/s/ Douglas F. Flood               By: /s/ Glenn C. Hazard
--------------------------             ----------------------------------------
Douglas F. Flood                   Title: President and Chief Executive Officer
                                          -------------------------------------


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                                       "A"

                                RELEASE OF CLAIMS

     FOR AND IN CONSIDERATION OF the special payments to be made to me and on my behalf in connection with my separation of employment, as set forth in the Amended and Restated Employment Agreement between me and FTP Software, Inc. (the "Company") dated as of December 12, 1997 (the "Employment Agreement"), I, on my own behalf and on behalf of my heirs, beneficiaries and representatives and all others connected with me, hereby release and forever discharge the Company, NetManage, Inc. and their respective Affiliates and all of their respective past and present officers, directors, shareholders, employees, agents, representatives, successors and assigns and all others connected with them (all collectively, the "Releases"), both individually and in their official capacities, from any and all liabilities, claims, demands, actions and causes of action of whatever name or nature (all collectively "Claims") which I have had in the past, now have, or might now have, through the date of my execution of this Release of Claims, in any way resulting from, arising out of or connected with my employment or its termination or pursuant to any federal, state or local employment law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and any applicable state fair employment practices acts, each as amended from time to time).

     Excluded from the scope of this Release of Claims is any right of indemnification pursuant to the Articles of Organization or By-Laws of the Company that I have or hereafter acquire if any claim is asserted or proceedings are brought against me related or allegedly related to my having been an officer or employee of the Company or to any of my activities as an officer or employee of the Company, including, without limitation, the proceeding captioned LAWRENCE
M. GREEBEL V. FTP SOFTWARE, INC., ET AL., Civil Action No. 96-10544, U.S. District Court for the District of Massachusetts.

     I understand that I may revoke this Release of Claims only with respect to claims under the Age Discrimination in Employment Act at any time within seven
(7) days of the date of my signing by written notice to the President of the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

     Intending to be legally bound, I have set my hand and seal on the date written below.



Date:                               Signature:
      ---------------------                    ---------------------------------
                                                    Douglas F. Flood




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